Exhibit 99.1

For Immediate Release
May 6, 2013

PNM Resources Reports First Quarter Results
2013 Earnings Guidance Range Affirmed; S&P Upgrades PNM Resources
Conference call scheduled for 11 a.m. EDT today

FIRST QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) earnings of $0.13 per diluted share, compared with $0.21 per diluted share in 2012

•	Ongoing earnings of $0.18 per diluted share, compared with $0.17 per diluted share in 2012
(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited 2013 first quarter consolidated GAAP earnings of $10.6 million, or $0.13 per diluted share, compared with $17.1 million, or $0.21 per diluted share, in 2012.

Quarterly unaudited consolidated ongoing earnings were $14.7 million, or $0.18 per diluted share, compared with $13.5 million, or $0.17 per diluted share, in 2012. Reconciliations of GAAP to non-GAAP measures such as ongoing earnings are shown on the attached schedules 1 and 2.

On April 5 Standard and Poor's upgraded its credit ratings for PNM Resources, PNM, and TNMP.

“The upgrade by Standard and Poor's marks the achievement of one of our critical long-term goals,” said Pat Vincent-Collawn, PNM Resources chairman, president, and CEO. “Overall, we're pleased with the first quarter results, which reflect our continued strong financial performance.”

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.
SEGMENT REPORTING OF 2013 FIRST QUARTER EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
PNM reported ongoing earnings of $14.0 million, or $0.17 per diluted share, compared with $14.1 million, or $0.18 per diluted share, in 2012. GAAP earnings were $11.4 million, or $0.14 per diluted share, compared with $17.7 million, or $0.22 per diluted share, during the same period in 2012.

•
PNM benefitted from lower maintenance costs at San Juan Generating Station, higher rates due to the FERC settlement with Navopache Electric and the renewable energy rider approved by the PRC in 2012, and higher market prices at Palo Verde Unit 3. The net impact of load and weather partially offset these benefits.

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PNM Resources Reports Q1 Earnings        5-6-13         p. 2 of 3

TNMP - an electric transmission and distribution utility in Texas.

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TNMP reported ongoing earnings of $3.7 million, or $0.05 per diluted share, compared with $3.1 million, or $0.04 per diluted share, in 2012. GAAP earnings were $3.7 million, or $0.05 per diluted share, compared with $3.0 million, or $0.04 per diluted share in 2012.

•	TNMP is benefitting from a robust Texas economy, with earnings primarily driven by expanding load and rate increases. Gains were offset slightly by higher depreciation and property tax expenses.
Corporate/Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense.

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Corporate/Other reported ongoing losses of $3.0 million, or $0.04 per diluted share, compared with $3.6 million, or $0.05 per diluted share, in 2012. GAAP losses were $4.5 million, or $0.06 per diluted share, compared with losses of $3.6 million, or $0.05 per diluted share in 2012.

2013 Guidance Range Affirmed
PNM Resources today affirmed its 2013 financial outlook. Management expects 2013 consolidated ongoing earnings to be in the range of $1.32 - $1.42 per diluted share.

FIRST QUARTER EARNINGS CALL: 11 A.M. EDT TODAY
PNM Resources will discuss first quarter earnings results, financial forecasts and other relevant company matters during a live conference call and Web cast today at 11 a.m. EDT. Speaking on the call will be Pat Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live Web cast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 (international calls) and referencing “the PNM Resources first-quarter conference call.” A telephone replay will be available at 2 p.m. EDT until midnight May 20 by dialing (855) 859-2056 or (404) 537-3406 and using conference ID 29865423. Supporting material for PNM Resources' earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2012 consolidated operating revenues of $1.3 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,538 megawatts of generation capacity and serves electricity to more than 738,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com

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CONTACTS:
Analysts                        Media
Jimmie Blotter                    Valerie Smith
(505) 241-2227                    (505) 241-2892

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources' (“PNMR”), Public Service Company of New Mexico's (“PNM”), or Texas-New Mexico Power Company's (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company's calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM Electric	TNMP Electric	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended March 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$11,437	$3,726	$(4,537)	$10,626
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	2,962	—	—	2,962
Net change in unrealized impairments of NDT securities	(362)	—	—	(362)
State tax credit impairment	—	—	1,518	1,518
Total Adjustments	2,600	—	1,518	4,118
Ongoing Earnings (Loss)	$14,037	$3,726	$(3,019)	$14,744

Quarter Ended March 31, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$17,680	$3,011	$(3,611)	$17,080
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	(2,115)	—	—	(2,115)
Net change in unrealized impairments of NDT securities	(1,728)	—	—	(1,728)
Process improvement initiatives	228	66	—	294
Total Adjustments	(3,615)	66	—	(3,549)
Ongoing Earnings (Loss)	$14,065	$3,077	$(3,611)	$13,531

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments unless otherwise indicated

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM Electric	TNMP Electric	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended March 31, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.14	$0.05	$(0.06)	$0.13
Adjusting items
Mark-to-market impact of economic hedges	0.04	—	—	0.04
Net change in unrealized impairments of NDT securities	(0.01)	—	—	(0.01)
State tax credit impairment	—	—	0.02	0.02
Total Adjustments	0.03	—	0.02	0.05
Ongoing Earnings (Loss)	$0.17	$0.05	$(0.04)	$0.18
Average Diluted Shares Outstanding: 80,580,184

Quarter Ended March 31, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.22	$0.04	$(0.05)	$0.21
Adjusting items
Mark-to-market impact of economic hedges	(0.02)	—	—	(0.02)
Net change in unrealized impairments of NDT securities	(0.02)	—	—	(0.02)
Process improvement initiatives	—	—	—	—
Total Adjustments	(0.04)	—	—	(0.04)
Ongoing Earnings (Loss)	$0.18	$0.04	$(0.05)	$0.17
Average Diluted Shares Outstanding: 80,475,328